UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2020 (May 25, 2020)

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Giacomettistrasse 1, 3000 Bern 31, Switzerland
1220 Pacific Dr., Auburn Hills, Michigan	48326-1589
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +41-315-813-300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	WBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 29, 2020 (the “Closing Date”), ZF Friedrichshafen AG (“ZF”), a stock corporation organized and existing under the laws of the Federal Republic of Germany, completed the acquisition of WABCO Holdings Inc. (“WABCO” or the “Company”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of March 28, 2019 (the “Merger Agreement”), by and among WABCO, ZF and Verona Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of ZF (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into WABCO, with WABCO surviving the merger as the surviving corporation (the “Surviving Corporation”) and becoming a wholly owned subsidiary of ZF (the “Merger”).

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of WABCO’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than the shares of Common Stock held in treasury by WABCO), were converted automatically into the right to receive $136.50 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Company equity award (whether or not vested) was (in respect of each share of Common Stock underlying such equity award) cancelled and converted into the right to receive (i) with respect to each stock option, an amount in cash equal to the excess of the Merger Consideration over the applicable per share exercise price, (ii) with respect to each restricted stock unit and deferred stock unit, an amount in cash equal to the Merger Consideration and (iii) with respect to each performance stock unit (determined assuming achievement of the applicable performance metrics at the target level of performance), an amount in cash equal to the Merger Consideration. In addition, subject to certain exceptions, each outstanding Company cash incentive award (including annual incentive plan and long-term incentive plan awards) was cancelled and converted into the right to receive an amount in cash based on actual performance levels as of the Effective Time and projected for the remainder of the applicable performance period, subject to proration for the elapsed portion of the performance period prior to the Effective Time.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to WABCO’s Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2019 and which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the board of directors of WABCO took action to terminate the Amended and Restated WABCO Holdings Inc. 2009 Omnibus Incentive Plan and the WABCO Holdings Inc. Deferred Compensation Plan, each in accordance with its terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On June 25, 2018, the Company and certain subsidiaries of the Company entered into an agreement amending and restating their existing multicurrency five-year senior unsecured revolving credit facility (the “Restated Facility Agreement”) with Citibank Europe plc, UK Branch, as agent (in such capacity, the “Agent”), the lenders party thereto and other parties party thereto, pursuant to which the Company, among other things, increased the maximum principal amount of commitments from $400 million to $600 million. The consummation of the Merger triggered the change of control provision under the Restated Facility Agreement. Pursuant to the terms of the Restated Facility Agreement, the Company must promptly notify the Agent of the consummation of the Merger. The Company does not intend to commence a “Consultation Period” referred to in clause 16.2(a)(iii) of, and as defined in, the Restated Facility Agreement.

On March 22, 2018, the Company, as guarantor, and WABCO Europe BVBA, a subsidiary of the Company, as borrower (the “Borrower”), entered into six Schuldschein loan agreements (collectively, the “Schuldschein Loans”) with the lenders party thereto (collectively, the “Schuldschein Lenders”) in an aggregate amount of €300 million. The consummation of the Merger triggered a “Change of Control” under the terms of, and as defined in, each of the Schuldschein Loans. Pursuant to the terms of the Schuldschein Loans, the Borrower must notify the Schuldschein Lenders of the “Change of Control” without undue delay upon consummation of the Merger. If, after ten business days following the date of such notice (such period, the

“Negotiation Period”), the Borrower and a Schuldschein Lender have not agreed to continue their respective Schuldschein Loan, and such Schuldschein Lender demands repayment within a ten business day period following the Negotiation Period, then the Borrower shall be obligated to prepay such Schuldschein Loan, in accordance with its terms, at the immediately following interest payment date.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Merger, WABCO notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE delist its Common Stock and file with the SEC a notification of removal from listing on Form 25 to report that its Common Stock will no longer be listed on the NYSE. Trading of Common Stock on the NYSE was suspended thereafter.

WABCO intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”), requesting the termination of WABCO’s Section 12 registration and reporting obligations under Section 13 of the Exchange Act and the suspension of WABCO’s reporting obligations under Section 15(d) of the Exchange Act, in each case with respect to its Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, and at the Effective Time, holders of Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders in WABCO (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, and at the Effective Time, a change of control of WABCO occurred and Merger Sub merged with and into WABCO, with WABCO surviving the Merger as the Surviving Corporation and becoming a wholly owned subsidiary of ZF.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2020, Jacques Esculier announced that, effective as of the Effective Time, he would be retiring as the Chief Executive Officer of WABCO and Chairman of the board of directors of WABCO.

In addition to Mr. Esculier’s announcement and in accordance with the terms of the Merger Agreement, effective as of the Effective Time, each of G. Peter D’Aloia, Juergen W. Gromer, Thomas. S. Gross, Henry R. Keizer, Jean-Paul L. Montupet, D. Nick Reilly and Michael T. Smith resigned from the board of directors of WABCO.

Also, in accordance with the terms of the Merger Agreement, from and after the Effective Time, the directors of Merger Sub at the Effective Time (consisting of Wilhelm Rehm, Fredrik Niklas Städtler and Nicolas Jerome) will become the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Effective as of the Effective Time, each of WABCO’s officers, including Mr. Esculier and the other named executive officers, resigned from their respective roles as officers of WABCO.

From and after the Effective Time, WABCO appointed Jon Morrison as Chief Executive Officer and Shiva Narayanaswami as Chief Financial Officer of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, and pursuant to the Merger Agreement, at the Effective Time, WABCO’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of the Second Amended and Restated Certificate of Incorporation of WABCO and the Second Amended and Restated By-Laws of WABCO are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 28, 2019, by and among WABCO Holdings Inc., ZF Friedrichshafen AG and Verona Merger Sub Corp. (incorporated by reference to Exhibit 2.1 to WABCO’s Current Report on Form 8-K filed with the SEC on March 28, 2019).

3.1	Second Amended and Restated Certificate of Incorporation of WABCO Holdings Inc., effective May 29,2020.

3.2	Second Amended and Restated By-Laws of WABCO Holdings Inc., effective May 29, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABCO HOLDINGS INC.

By:	/s/ JON MORRISON
Name:	Jon Morrison
Title:	Chief Executive Officer

Date: May 29, 2020